Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lloyd H. Malchow, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SenoRx, Inc. on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: March 16, 2009	By:	/s/ Lloyd H. Malchow
		Name:	Lloyd H. Malchow
		Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

I, Kevin J. Cousins, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SenoRx, Inc. on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: March 16, 2009	By:	/s/ Kevin J. Cousins
		Name:	Kevin J. Cousins
		Title:	Chief Financial Officer (Principal Accounting and Financial Officer)